EXHIBIT 99.1
ILLUMINA REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2007
Revenue Increases 103% Over Prior Year; $24.5 Million in Cash Flow from Operations
SAN DIEGO, July 24, 2007 (BUSINESS WIRE) — Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the second quarter of 2007.
For the second quarter of 2007, Illumina reported revenue of $84.5 million, a 103% increase over the $41.6 million reported in the second quarter of 2006. This represents the Company’s 24th consecutive quarter of revenue growth. The Company reported second quarter net income of $9.3 million, or $0.16 per diluted share, compared to net income of $6.8 million, or $0.14 per diluted share in the comparable period of 2006. Net income for the second quarter includes non-cash charges of $0.8 million associated with the January 26, 2007 acquisition of Solexa, and $7.8 million in non-cash stock compensation expense associated with SFAS No. 123R. Excluding the impact of these items and net of pro forma tax expense, Illumina’s net income on a non-GAAP basis was $16.8 million, or $0.29 per diluted share, for the second quarter of 2007, compared to $10.1 million, or $0.21 per diluted share for the second quarter of 2006.
The combined gross margin for products and services in the second quarter of 2007 was 64.3%, compared to 67.0% in the comparable period of 2006. Excluding the effect of the non-cash charges associated with the acquisition of Solexa and stock compensation mentioned above, the combined gross margin of products and services was 65.7% for the second quarter of 2007 compared to 67.9% in the prior year period. The year-over-year decrease in gross margin was primarily attributable to a change in product mix.

Research and development (R&D) expenses for the second quarter of 2007 were $18.2 million, compared to $8.6 million in the second quarter of 2006. R&D expenses include $2.5 million and $0.9 million in non-cash stock compensation expense in the second quarter of 2007 and 2006, respectively. Excluding these non-cash charges, R&D expenses as a percentage of revenues were 18.6%, compared to 18.5% in the prior year period.
Selling, general and administrative (SG&A) expenses for the quarter were $23.3 million, compared to $12.9 million for the second quarter of 2006. SG&A expenses include $4.3 million and $2.1 million of non-cash stock compensation expense in the second quarter of 2007 and 2006, respectively. Excluding these non-cash charges, SG&A expenses as a percentage of revenues were 22.5%, compared to 26.0% in the prior year period.
The Company generated $24.5 million in cash from operations during the second quarter of 2007, compared to $14.9 million in the comparable quarter of 2006. Depreciation and amortization was $3.6 million and capital expenditures were $6.7 million during the quarter. The Company ended the quarter with $343.3 million in cash and short-term investments, compared to $326.8 million as of April 1, 2007. This increase in cash was primarily attributable to cash from operations.
Highlights since our last earnings release:
•	Announced the commercialization of sequencing-based small RNA and gene expression profiling applications to be run on the Illumina Genome Analyzer.
•	Announced a multi-million dollar collaboration with the University of Pennsylvania, The Broad Institute and the CARe Consortium to provide custom iSelect arrays to test more than 120,000 samples for over 55,000 SNPs associated with cardiovascular disease.
•	Announced the shipment of the Human1M DNA Analysis BeadChip, a single-chip solution containing more than one million single-nucleotide polymorphisms (SNPs), in addition to novel CNV content developed in collaboration with deCODE genetics not currently available on any other array or public database.

•	Announced that, as of June 13th, 2007, the Company had received more than 75 orders for our Genome Analyzer platform with significant demand across genome centers, core laboratories, industrial laboratories and individual academic centers worldwide. Subsequent to the second quarter, the Company received an order for 20 Genome Analyzers from a single customer.
•	Announced the selection by Germany’s National Genome Research Network (NGFN) of our Infinium® HumanCNV370-Duo, HumanHap300-Duo, and HumanHap550 BeadChips to genotype 8,000 patients and controls to investigate genetic variations to better understand underlying causes of 25 complex diseases.
Financial Outlook and Guidance
The non-GAAP financial guidance discussed below excludes the effect of non-cash stock compensation expense and non-cash charges related to the acquisition of Solexa, Inc. (see table which reconciles these non-GAAP financial measures to the related GAAP measures).
Guidance for Fiscal 2007
•	We expect fiscal 2007 revenue to be between $335 and $345 million. This represents an increase of $30 million above the guidance we provided on April 24, 2007.
•	Research and development expenses are expected to be between $60 and $70 million, $3 million above our previous guidance.
•	Selling, general and administrative expenses are expected to be between $75 and $85 million, $3 million above our previous guidance.
•	We expect the effective tax rate for the calculation of non-GAAP financial measures to be approximately 32%.
•	We expect non-GAAP net income to be between $60 and $66 million, or $1.00 to $1.10 per diluted share, assuming fully diluted weighted-average shares of 60 million. This represents an increase of $5 million above the low end of the guidance we provided on April 24, 2007.

•	We expect non-cash stock compensation expense related to SFAS No. 123R to be approximately $31 million, or $0.52 per diluted share.

Guidance for Q3 2007
•	The Company expects third quarter total revenue to be between $88 and $92 million. Management expects non-GAAP net income to be between $16 and $18 million, or $0.26 and $0.30 per diluted share, assuming quarterly fully diluted weighted-average shares of 60 million.
Quarterly Conference Call Information
Our conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on July 24, 2007. Interested parties may listen to the call by dialing 866.356.4279 (passcode: 11296577), or if outside North America, by dialing +1.617.597.5394 (passcode: 11296577). Individuals may access the live webcast under the “Corporate/Investor Information” tab of Illumina’s web site at www.illumina.com.
About Illumina
Illumina is a leading developer, manufacturer and marketer of next-generation life science tools and integrated systems for the large scale analysis of genetic variation and biological function. Using our proprietary technologies, we provide a comprehensive line of products and services that currently serve the sequencing, genotyping, and gene expression markets, and we expect to enter the market for molecular diagnostics. Our customers include leading genomic research centers, pharmaceutical companies, academic institutions, clinical research organizations and biotechnology companies. Our tools provide researchers around the world with the performance, throughput, cost effectiveness and flexibility necessary to perform the billions of genetic tests needed to extract valuable medical information from advances in genomics and proteomics. We believe this information will enable researchers to correlate genetic variation and biological function, which will enhance drug discovery and clinical research, allow diseases to be detected earlier and permit better choices of drugs for individual patients.
Statement Regarding Use of Non-GAAP Financial Measures
The Company has reported non-GAAP results for diluted net income per share, net income, gross margins and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company’s financial results under GAAP include substantial non-cash charges related to stock compensation expense and its acquisition of Solexa, Inc. in January 2007. Management believes that presentation of operating results that exclude these non-cash charges provides useful supplemental information to investors that facilitates analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.
The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: this release may contain forward-looking statements that involve risks and uncertainties. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are the costs and outcome of Illumina’s litigation with Affymetrix and our ability (i) to integrate effectively our recent acquisition of Solexa, Inc., (ii) to develop and commercialize further our BeadArrayTM, VeraCode TM and Solexa® technologies and to deploy new gene expression and genotyping products and applications for our technology platforms, (iii) to manufacture robust micro arrays and Oligator® oligonucleotides, (iv) to integrate and scale our VeraCode technology, (v) to scale further oligo synthesis output and technology to satisfy market demand derived from our collaboration with Invitrogen, together with other factors detailed in our filings with the Securities and Exchange Commission including our recent filings on Forms 10-K and 10-Q or in information disclosed in public conference calls, the date and time of which are released beforehand. We disclaim any intent or obligation to update these forward-looking statements beyond the date of this release.
# # #

Contacts:	Christian O. Henry	Peter J. Fromen
	Chief Financial Officer	Sr. Director, Investor Relations
	1.858.202.4508	1.858.202.4507
	chenry@illumina.com	pfromen@illumina.com

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	July 1, 2007	December 31, 2006(1)
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$81,117	$38,386
Short-term investments	262,145	92,418
Accounts receivable, net	57,441	39,984
Inventory, net	42,898	20,169
Prepaid expenses and other current assets	8,585	2,769

Total current assets	452,186	193,726

Property and equipment, net	36,683	25,634
Investment in Solexa	—	67,784
Goodwill	248,778	2,125
Acquired intangible assets, net	23,296	—
Other assets, net	12,631	11,315

Total assets	$773,574	$300,584

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$22,495	$9,853
Accrued liabilities and current portion of long-term debt	54,112	23,923

Total current liabilities	76,607	33,776

Long-term debt	400,000	—
Other long-term liabilities	10,132	19,466
Stockholders’ equity	286,835	247,342

Total liabilities and stockholders’ equity	$773,574	$300,584

(1)	The condensed consolidated balance sheet as of December 31, 2006 has been derived from the audited financial statements as of that date.

Illumina, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2007	July 2, 2006	July 1, 2007	July 2, 2006
Revenue:
Product	$74,297	$36,403	$135,562	$59,664
Service and other	10,086	4,795	20,847	10,062
Research	152	379	276	953

Total revenue	84,535	41,577	156,685	70,679

Costs and expenses:
Cost of revenue (including non-cash stock compensation expense of $1,033, $350, $1,979 and $600, respectively)	30,141	13,576	55,262	22,869

Research and development (including non-cash stock compensation expense of $2,497, $878, $4,428 and $1,836, respectively)	18,184	8,587	34,140	16,803

Selling, general and administrative (including non-cash stock compensation expense of $4,255, $2,099, $9,056 and $4,022, respectively)	23,297	12,891	46,930	25,025
Amortization of acquired intangible assets	662	—	1,104	—
Acquired in-process research and development	—	—	303,400	—

Total costs and expenses	72,284	35,054	440,836	64,697

Income (loss) from operations	12,251	6,523	(284,151)	5,982

Interest and other income, net	2,343	856	5,066	1,424

Income (loss) before income taxes	14,594	7,379	(279,085)	7,406

Provision for income taxes	5,330	611	9,727	742

Net income (loss)	$9,264	$6,768	$(288,812)	$6,664

Net income (loss) per basic share	$0.17	$0.16	$(5.39)	$0.16

Net income (loss) per diluted share	0.16	0.14	(5.39)	0.14

Shares used in calculating basic net income (loss) per share	53,778	43,528	53,604	42,502

Shares used in calculating diluted net income (loss) per share	58,061	47,330	53,604	46,252

Illumina, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2007	July 2, 2006	July 1, 2007	July 2, 2006
Net cash provided by operating activities	$24,483	$14,903	$39,126	$17,263
Net cash used in investing activities	(69,514)	(9,501)	(103,924)	(16,729)
Net cash provided by financing activities	2,465	97,928	107,415	101,030
Effect of foreign currency translation on cash and cash equivalents	154	(124)	114	(136)

Increase (decrease) in cash and cash equivalents	(42,412)	103,206	42,731	101,428
Cash and cash equivalents, beginning of period	123,529	49,044	38,386	50,822

Cash and cash equivalents, end of period	$81,117	$152,250	$81,117	$152,250

Calculation of Free Cash Flow (a):
Net cash provided by operating activities	$24,483	$14,903	$39,126	$17,263
Purchases of property and equipment	(6,686)	(4,957)	(9,925)	(9,149)
Cash paid for intangible assets	—	(15)	—	(15)

Free cash flow	$17,797	$9,931	$29,201	$8,099

(a)	Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment and cash paid for intangible assets. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare the Company with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations — Non-GAAP
(In thousands, except per share amounts)
(Unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE IS AS FOLLOWS:

	Three Months Ended		Six Months Ended
	July 1, 2007	July 2, 2006	July 1, 2007	July 2, 2006
GAAP net income (loss) per share — diluted	$0.16	$0.14	$(5.39)	$0.14
Pro forma impact on weighted average shares	—	—	0.41	—

Adjustment to net income (loss), as detailed below	0.13	0.07	5.49	0.14

Non-GAAP net income per share — diluted (a)	$0.29	$0.21	$0.51	$0.28

Shares used in calculating non-GAAP diluted net income per share	58,061	47,330	58,040	46,252

AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS) IS AS FOLLOWS:

GAAP net income (loss)	$9,264	$6,768	$(288,812)	$6,664
Non-cash stock compensation expense	7,785	3,327	15,463	6,458
Amortization of acquired intangible assets	662	—	1,104	—
Amortization of inventory revaluation costs	126	—	942	—
Acquired in-process research and development expense	—	—	303,400	—
Pro forma tax expense (b)	(990)	—	(2,529)	—

Non-GAAP net income (a)	$16,847	$10,095	$29,568	$13,122

(a)	Non-GAAP diluted net income per share and net income excludes the effect of non-cash stock compensation expense, as well as the amortization of acquired intangible assets, amortization of inventory revaluation costs on products sold that were previously written-up under purchase accounting rules and acquired in-process research and development expense related to the Company’s acquisition of Solexa, Inc. in January 2007. Management regards non-GAAP net income and non-GAAP diluted net income per share as key indicators of the Company’s core operating performance and are major factors in determining management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

(b)	Pro forma tax expense is higher than GAAP tax expense primarily because certain acquisition related costs such as amortization of acquired intangible assets and inventory revaluation costs, acquired in-process research and development expense are deducted for GAAP purposes but excluded for pro forma purposes. In addition, GAAP net income (loss) for the three and six months ended July 1, 2007 includes non-cash stock compensation expense, which is deducted for GAAP purposes but excluded for pro forma purposes. This deduction produces a GAAP-only tax benefit, which is added back for pro forma presentation.

Illumina, Inc.
Results of Operations — Non-GAAP (continued)
(Unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP GROSS MARGIN IS AS FOLLOWS:

GAAP product and services gross margin	64.3%	67.0%	64.7%	67.2%
Non-cash stock compensation expense	1.2%	0.9%	1.2%	0.9%
Amortization of inventory revaluation costs	0.2%	—	0.6%	—

Non-GAAP product and services gross margin (a)	65.7%	67.9%	66.5%	68.1%

(a)	Non-GAAP product and services gross margin excludes the effect of non-cash stock compensation expense and the amortization of inventory revaluation costs. Management regards non-GAAP product and services gross margin as a key measure of the effectiveness and efficiency of the Company’s manufacturing processes, product mix and the average selling prices of the Company’s products and services.

Illumina, Inc.
Reconciliation of GAAP to Non-GAAP Financial Guidance Summary
(In thousands, except per share amounts)
The financial guidance provided below is an estimate based on information available as of July 24, 2007. The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended December 31, 2006, the Company’s Form 10-Q for the quarter ended April 1, 2007 and the Company’s Form 10-Q for the quarter ended July 1, 2007 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Fiscal Year 2007 Financial Guidance Summary
Non-GAAP
	GAAP	Adjustments		Non-GAAP
Revenue	$335 - 345 million			$335 - 345 million

Research and development expenses	$68.9 - 78.9 million	($8.9 million)	(a)	$60 - 70 million

Selling, general and administrative expenses	$93.1 - 103.1 million	($18.1 million)	(a)	$75 - 85 million

Net income (loss)	($277.8 - 271.8 million)	$337.8 million	(b)	$60 - 66 million

Diluted net income (loss) per share	($4.63 - 4.53)	$5.63	(b)	$1.00 - 1.10

Q3 2007 Financial Guidance Summary
Non-GAAP
	GAAP	Adjustments		Non-GAAP
Revenue	$88 - 92 million			$88 - 92 million

Net income	$7.1 - 9.1 million	$8.9 million	(b)	$16 - 18 million

Diluted net income per share	$0.11 - 0.15	$0.15	(b)	$0.26 - 0.30

(a)	These adjustments reflect the estimated impact of non-cash stock compensation expense for fiscal year 2007.

(b)	These adjustments reflect the estimated impact on net income (loss) and diluted net income (loss) per share for fiscal year 2007 and Q3 2007 from the non-GAAP adjustments related to non-cash stock compensation expense, as well as the amortization of acquired intangible assets, amortization of inventory revaluation costs on products sold that were previously written-up under purchase accounting rules and acquired in-process research and development expense related to the Company’s acquisition of Solexa, Inc. in January 2007.